UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 26, 2009 (March 20, 2009)

ICT GROUP, INC.

(Exact name of registrant as specified in its charter)

Pennsylvania	0-20807	23-2458937
(State or other jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

100 Brandywine Boulevard Newtown, Pennsylvania		18940
(Address of principal executive offices		(Zip Code)

(267) 685-5000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

EMPLOYMENT AGREEMENT WITH JOHN J. BRENNAN

On March 20, 2009 (the “date of execution”), ICT Group, Inc. (the “Company”) entered into an employment agreement with John J. Brennan (the “employment agreement”) pursuant to which Mr. Brennan will continue to serve as Chairman, President and Chief Executive Officer of the Company. The employment agreement has a three-year term, which commences on the date of execution and ends on March 19, 2012. The employment agreement supersedes and replaces Mr. Brennan’s prior employment agreement, including all amendments thereto.

The changes in the employment agreement as compared with Mr. Brennan’s prior employment agreement include: (i) requiring Mr. Brennan to continue his employment for six months following a change in control of the Company approved by the board of directors of the Company (the “board”) in order for him to receive certain severance benefits (as compared to Mr. Brennan’s prior employment agreement which provided for change of control payments as a result of the change of control event itself); (ii) restructuring triggering events and the form and amounts payable to Mr. Brennan in connection with a change of control of the Company; (iii) requiring a trust to fund certain change of control payments in certain circumstances; (iv) adding provisions designed to comply with the requirements of Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”) and the regulations promulgated thereunder; and (v) adding a clawback for equity if Mr. Brennan breaches the restrictive covenants or certain other provisions of the employment agreement or otherwise engages in certain activities or conduct.

Material Terms and Conditions in Employment Agreement

A brief description of the material terms and conditions of the employment agreement is set forth below.

Base Salary

Mr. Brennan will receive a base salary of $695,000, provided that for the period from the date of execution through December 31, 2009, his base salary will be $500,000. Various references to base salary in the employment agreement (e.g., in paragraph 6 (termination of employment generally), paragraph 8 (death), and paragraph 11 (termination of employment in connection with a change in control)) will be deemed to refer to the higher base salary. Mr. Brennan’s base salary may be increased each year at the discretion of the board.

Benefits

Mr. Brennan is eligible to participate in all of the Company’s benefit plans, including health and life insurance plans and short- and long-term disability plans. Mr. Brennan will continue to receive certain additional benefits, including car lease payment, payment of whole life insurance premiums on a personal policy having a face value of $500,000, payment of premiums associated with individual disability policies and payment of additional compensation sufficient to pay life insurance premiums for policies having a face value of $10 million (or such lesser amount that can be reasonably obtained). Mr. Brennan will continue to receive reimbursement for actual expenses incurred with regard to personal financial planning, including tax and estate and gift planning and return preparation, up to a maximum of $25,000 per calendar year, including all applicable taxes on such compensation.

Equity and Incentive Programs

Mr. Brennan is eligible to participate in any equity and incentive programs that may be established and maintained by the Company including the Company’s long-term incentive plan (the “LTIP”) and in the Company’s quarterly incentive plan (the “QIP”).

Long Term Compensation pursuant to the 2006 Equity Plan and LTIP

Pursuant to the Company’s 2006 Equity Compensation Plan or a successor plan, if applicable, Mr. Brennan will receive 150,000 restricted stock units (“RSUs”) as of the date of execution, which will vest in four equal, annual increments beginning on the first anniversary of the date of execution. Vested units are generally paid 50% in cash, valued at the fair market value of the Company’s stock on the vesting date, within 30 days of the vesting date and 50% in stock within 30 days of the vesting date, unless Mr. Brennan has made a valid deferral election as to the timing of payment under the terms of a Company deferred compensation arrangement. In the event that the amount of a vested award is payable to Mr. Brennan at a time when some or all of such amount would be nondeductible under Section 162(m) of the Code, Mr. Brennan will defer 50% of the amount until such time as the deferred amount may be paid without adverse tax consequences to the Company. Mr. Brennan retains the right to determine which form of payment (cash or stock) will be deferred.

Subject to meeting the applicable performance and vesting criteria, Mr. Brennan will receive 75,000 RSUs under the LTIP on the first anniversary of the date of execution, which will vest 33  1/3% on each of the second, third and fourth anniversaries of the date of execution, contingent on the Company’s financial performance for the 2009 fiscal year. Mr. Brennan will receive between 25% and 100% of the RSUs based on the pre-tax earnings of the Company as compared to a target contained in the Company’s annual business plan for the 2009 fiscal year. No RSUs will be awarded to Mr. Brennan in the event of attainment of less than 70% of the target for the 2009 fiscal year.

Subject to meeting the applicable performance and vesting criteria, Mr. Brennan will receive 75,000 RSUs under the LTIP on the second anniversary of the date of execution, which will vest 50% on each of the third and fourth anniversaries of the date of execution, contingent on the Company’s financial performance for the 2010 fiscal year. Mr. Brennan will receive between 25% and 100% of the RSUs based on the pre-tax earnings of the Company as compared to a target contained in the Company’s annual business plan for the 2010 fiscal year. No RSUs will be awarded to Mr. Brennan in the event of attainment of less than 70% of the target for the 2010 fiscal year.

If there are insufficient shares to make the foregoing grants, those grants will be made in cash, subject to the same vesting and payment conditions, provided, however, that if, in the reasonable judgment of the Board, payment of such cash would result in an unacceptable level of illiquidity to the Company, the Board will notify Mr. Brennan of such determination and the parties will negotiate to reach agreement on a payment structure that will avoid risks to the maximum extent, consistent with the Company’s payment obligations and the requirements of Section 409A of the Code.

Potential Payments on Termination of Employment or Change of Control

Pursuant to the employment agreement, Mr. Brennan is entitled to receive certain payments and benefits in connection with certain terminations of employment or following a change of control of the Company.

Termination by Company Not For Willful Misconduct; Expiration of the Term; or Termination by Mr. Brennan For Good Reason

Excluding termination of employment events described below which are in connection with a change of control of the Company, in the event that (i) the Company terminates Mr. Brennan’s employment for a reason other than willful misconduct (as defined in the employment agreement), including a termination for an inability to perform (as described in the employment agreement) or in connection with the parties not renewing the employment agreement after the expiration of the applicable term, or (ii) Mr. Brennan terminates his employment for good reason (as defined in the employment agreement, which includes a change of control that is not specifically approved by the board), then Mr. Brennan will be entitled to receive the payments and benefits described below, subject to certain conditions and potential delay under Section 409A of the Code.

(a) Mr. Brennan will be entitled to receive base salary continuation for a period of 36 months immediately following the date of termination (the “severance period”) paid pursuant to the Company’s normal payroll practices.

(b) Mr. Brennan will be entitled to receive a bonus amount to be paid in equal installments during the severance period pursuant to the Company’s normal payroll practices. The bonus amount will be equal to the combined average of Mr. Brennan’s bonuses for the preceding two years, including amounts earned under the LTIP, and will be payable only if the board determines with respect to the applicable periods that the Company’s financial performance justifies the payment of bonuses to other employees of the Company under the applicable bonus plans.

(c) Mr. Brennan will be entitled to receive during the severance period the benefits and perquisites he was receiving immediately prior to the date of termination.

(d) Mr. Brennan will become 100% vested in all equity awards under the LTIP and the employment agreement that have been earned and issued.

The receipt of severance payments is conditioned on the execution and non revocation of a waiver and general release of claims by Mr. Brennan and Mr. Brennan will continue to be subject to the restrictive covenants in the employment agreement and otherwise.

Termination of Employment In Connection With a Change of Control

In the event that (i) Mr. Brennan’s employment is terminated by the Company for any reason (other than willful misconduct) within 24 months following a change of control, (ii) Mr. Brennan terminates his employment for good reason within 24 months following a change of control, or (iii) Mr. Brennan voluntarily terminates his employment for any reason during the 30-day period immediately following the date six months after a change in control of the Company that is specifically approved by the board, then the Company is required to pay him the salary, bonuses and benefits described above with respect to a termination by the Company not for willful misconduct, provided, however, that if it is permissible under Section 409A of the Code, such amounts will be in the form of a single lump sum payment. In the event a single lump sum payment is impermissible, Mr. Brennan will receive base salary continuation for a 12 month period and a lump sum payment equal to 24 months of base salary. The amounts in the preceding sentence must be placed in escrow with a bank or similar escrow or trust arrangements (any such arrangement must be structured in a manner to comply with Section 409A of the Code) with instructions to pay such amounts as they become due.

The employment agreement contains a modified cap applicable to the extent needed to avoid tax penalties under Sections 280G and 4999 of the Code.

The receipt of change of control payments is conditioned on the execution and non revocation of a waiver and general release of claims by Mr. Brennan and Mr. Brennan will continue to be subject to the restrictive covenants in the employment agreement and otherwise.

Termination by Mr. Brennan For Other Than Good Reason

In the event that Mr. Brennan terminates his employment for other than good reason, Mr. Brennan will be entitled to receive the payments and benefits described above with respect to a termination by the Company not for willful misconduct, however, the applicable severance period will be for a period of one year (instead of 36 months) from the date of termination.

Change in Status

In the event that Mr. Brennan accepts a change in status (as defined in the employment agreement) from Chief Executive Officer, he will continue to vest in all equity awards under the LTIP and the employment agreement that have been earned and issued. Mr. Brennan can earn additional grants on a pro-rated basis for the year in which his change in status occurs if he has completed at least six months of service as Chief Executive Officer during such year. If, prior to his change in status, Mr. Brennan has completed one full year of service in the position of Chief Executive Officer during any LTIP performance period, then he will be entitled to earn the remainder of the LTIP grant for that performance period as if he had remained employed by the Company for the entire performance period. A change in status does not disqualify Mr. Brennan from applicable severance benefits.

Death

In the event that Mr. Brennan dies during the term, his estate will be entitled to receive: (i) all monies owed in terms of salary, bonuses and otherwise; (ii) a lump sum payment equal to 12 months’ base salary; (iii) a pro-rated payment of any bonuses earned for the period prior to Mr. Brennan’s death; and (iv) full vesting of all equity awards under the LTIP and the employment agreement that were earned and issued as of the date of death. Mr. Brennan’s estate is entitled to receive any earned but unpaid post-termination payments following commencement of severance from the Company in the event of Mr. Brennan’s death. In addition, Mr. Brennan’s estate will be entitled to receive any applicable change of control payments if Mr. Brennan dies at any time during the 7 month period immediately following a change in control.

Discharge For Willful Misconduct

No payments or benefits are owed if Mr. Brennan’s employment is terminated by the Company due to willful misconduct.

Clawback

Mr. Brennan’s employment agreement contains a clawback, which provides for the termination of all outstanding, unvested and unexercised equity rights and the rescission of Mr. Brennan’s right to exercise or vest in granted equity rights and to receive shares in connection with exercise or vesting or to receive bonus or incentive compensation, in the event Mr. Brennan breaches the restrictive covenants or certain other provisions of the agreement, or otherwise engages in activities or conduct that constitutes willful misconduct for termination.

The foregoing description of the employment agreement does not purport to be complete and is qualified in its entirety by reference to the complete text of the employment agreement, a copy of which is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

EXTENSION LETTER

On March 12, 2009, the Company entered into a letter agreement with Mr. Brennan that provided that his prior employment agreement would remain in effect pending completion of the new employment agreement until the earlier of (i) the date he signed the new employment agreement or (ii) 6:00 p.m. eastern standard time on March 20, 2009. Upon execution of the new employment agreement described herein, the extension agreement is no longer applicable.

Item 9.01.	Financial Statements and Exhibits.

99.1 – Employment Agreement, dated March 20, 2009, between the Company and John J. Brennan.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ICT GROUP, INC.

By:	/s/ Jeffrey C. Moore
Name:	Jeffrey C. Moore
Title:	Senior Vice President, Secretary

Dated: March 26, 2009

EXHIBIT INDEX

Exhibit Number	Exhibit Title
99.1	Employment Agreement, dated March 20, 2009, between the Company and John J. Brennan.